                                                                   EXHIBIT 10.11


   This Deed to Secure Debt was prepared by,                    This document is
                                                                        intended
and when recorded should be returned to:                       to be recorded in
                                                            Bibb County, GEORGIA

Jeffrey J. Temple, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
(212) 819-8729
1107993-0083

                   DEED TO SECURE DEBT, SECURITY AGREEMENT AND

                     ASSIGNMENT OF LEASES, RENTS AND PROFITS

                                     made by

                         R. J. REYNOLDS TOBACCO COMPANY,

                                 as the Grantor,

                                       to

                              JPMorgan Chase Bank,
 as Administrative Agent and Collateral Agent for Various Lending Institutions,
                                 as the Grantee

NOTE TO CLERK: NO INTANGIBLE RECORDING TAX IS DUE. THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES, RENTS AND PROFITS SECURES A GUARANTY.

                   DEED TO SECURE DEBT, SECURITY AGREEMENT AND
                     ASSIGNMENT OF LEASES, RENTS AND PROFITS

            THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES, RENTS AND PROFITS, dated as of July 30, 2004 (as amended, modified or supplemented from time to time, this "Deed to Secure Debt") made by R. J. Reynolds Tobacco Company, a North Carolina Corporation (the "Grantor"), having an address at 401 North Main Street, Winston-Salem, North Carolina 27102 as the Grantor to JPMorgan Chase Bank, (together with any successor grantee, the "Grantee"), having an address at 270 Park Avenue, New York, NY 10017, as Administrative Agent and Collateral Agent for the benefit of the Secured Creditors (as defined below).

            All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement described below.

                              W I T N E S S E T H:

            WHEREAS, Reynolds American Inc. (the "Parent"), R.J. Reynolds Tobacco Holdings, Inc. (the "Borrower"), the various lending institutions from time to time party thereto (the "Lenders") and the Grantee, as Administrative Agent, have entered into a Credit Agreement, dated as of May 7, 1999, as amended and restated as of November 17, 2000, as further amended and restated as of May 10, 2002, and further amended and restated as of July 30, 2004, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, in the aggregate principal amount of up to $486,250,000, as more particularly described in Schedule 1 attached hereto and made a part hereof, all as contemplated therein (with the Lenders, each Letter of Credit Issuer, the Administrative Agent, the Senior Managing Agents, and the Collateral Agent being herein collectively called the "Lender Creditors")(as the same may be further amended, modified, extended, renewed, replaced, restated, supplemented and/or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lender or holders, the "Credit Agreement": provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (x) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the tune of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (y) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Collateral Agent);

            WHEREAS, the Parent and/or one or more of its Subsidiaries has from time to time entered into, and/or may in the future from time to time enter into, one or more (i) interest

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rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (each such agreement or arrangement with a Hedging Creditor (as hereinafter defined), together with the Existing Interest Rate Swap Agreement, a "Secured Hedging Agreement"), with any Lender or any affiliate thereof or a syndicate of financial institutions organized by a Lender or an affiliate of a Lender (even if any such Lender ceases to be a Lender under the Credit Agreement for any reason) (any such Lender, affiliate or other financial institution that participates therein, together with Calyon (as counterparty to the Existing Interest Rate Swap Agreement) and in each case their subsequent successors and assigns collectively, the "Hedging Creditors", and together with the Lender Creditors, the "Lender Secured Creditors");

            WHEREAS, the Borrower and the trustee thereunder (the "Existing Senior Notes Trustee"), on behalf of the holders of the Existing Senior Notes (such holders, together with the Existing Senior Notes Trustee, the "Existing Senior Notes Creditors"), have from time to time entered into, and may in the future from time to time enter into, one or more Indentures (collectively, as amended, modified or supplemented from time to time, the "Existing Senior Notes Indenture" and, together with the Existing Senior Notes, the "Existing Senior Notes Documents") providing for the issuance of Existing Senior Notes by the Borrower in the original principal amount of $700,000,000;

            WHEREAS, the Borrower and the trustee or trustees thereunder (collectively, the "Refinancing Senior Notes Trustee"), on behalf of the holders of the Refinancing Senior Notes (such holders, together with the Refinancing Senior Notes Trustee, the "Refinancing Senior Notes Creditors", and together with the Lender Secured Creditors and the Existing Senior Notes Creditors, the "Secured Creditors"), may from time to time enter into one or more Indentures (collectively, as amended, modified or supplemented from time to time, the "Refinancing Senior Notes Indenture" and, together with the Refinancing Senior Notes, the "Refinancing Senior Notes Documents") providing for the issuance of Refinancing Senior Notes by the Borrower, in the original principal amount of $750,000,000;

            WHEREAS, pursuant to the Subsidiary Guaranty, the Grantor has (together with the other Subsidiaries of the Borrower party thereto) jointly and severally guaranteed to the Lender Secured Creditors the payment when due of the Guaranteed Obligations (as and to the extent defined in the Subsidiary Guaranty);

            WHEREAS, the Grantor has guaranteed to the Existing Senior Notes Creditors the payment when due of principal, premium (if any) and interest on the Existing Senior Notes;

            WHEREAS, the Grantor has guaranteed to the Refinancing Senior Notes Creditors the payment when due of principal, premium (if any) and interest on the Refinancing Senior Notes;

            WHEREAS, the Grantor is owner of the fee simple title to the Property (as hereinafter defined), subject to Permitted Liens;

            WHEREAS, the Credit Agreement requires this Deed to Secure Debt be executed and delivered to the Grantee by the Grantor and the Secured Hedging Agreements, the Existing Senior Notes Indenture and the Refinancing Senior Notes Indenture, require that this Deed to Secure Debt secure the respective Obligations as provided herein; and

            WHEREAS, the Grantor desires to enter into this Deed to Secure Debt to satisfy the condition in the preceding paragraph and to secure (and this Deed to Secure Debt shall secure) the following:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Grantor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which the Grantor is a party (including, without limitation, indemnities, fees and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) and the due performance of and compliance by the Grantor with the terms of each such Credit Document (all such obligations and liabilities under this clause
      (i), except to the extent consisting of obligations or liabilities with respect to Secured Hedging Agreements, being herein collectively called the "Credit Document Obligations");

            (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Grantor, now existing or hereafter incurred under, arising out of or in connection with any Secured Hedging Agreement (including, all obligations, if any, of the Grantor under the Subsidiary Guaranty in respect of Secured Hedging Agreements), and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding and the due performance and compliance by the Grantor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities under this clause (ii) being herein collectively called the "Hedging Obligations");

            (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Grantor owing to the Existing Senior Notes Creditors (including, without limitation, indemnities, fees and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)), now existing or hereafter incurred under, arising out of or in connection with any Existing Senior Notes Document, including, all obligations, if any, of the Grantor under any guaranty in respect of the Existing Senior Notes and the due performance and compliance by the Grantor with the terms of each such Existing Senior Notes Document (all such obligations and liabilities under this clause (iii) being herein collectively called the "Existing Senior Notes Obligations");

            (iv) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Grantor owing to the Refinancing Senior Notes Creditors (including, without limitation, indemnities, fees and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)), now existing or hereafter incurred under, arising out of or in connection with any Refinancing Senior Notes Document, including, all obligations, if any, of the Grantor under a guaranty in respect of the Refinancing Senior Notes and the due performance and compliance by the Grantor with the terms of each such Refinancing Senior Notes Document (all such obligations and liabilities under this clause (iv) being herein collectively called the "Refinancing Senior Notes Obligations");

            (v) any and all sums advanced by the Grantee in order to preserve or protect its lien and security interest in the Property;

            (vi) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Grantor and/or the Borrower referred to above after an Event of Default (as hereinafter defined) shall have occurred and be continuing, all expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Property, or of any exercise by the Grantee of its rights hereunder, together with reasonable attorneys' fees and disbursements (as set forth in Section 4.09 hereof) and court costs;

            (vii) any and all other indebtedness now owing or which may hereafter be owing by the Grantor to the Grantee, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due; and

            (viii) any and all renewals, extensions and modifications of any of the obligations and liabilities referred to in clauses (i) through (vii) above;

      all such obligations, liabilities, sums and expenses set forth in clauses
      (i) through (viii) above being herein collectively called the "Obligations", provided that notwithstanding the foregoing, (i) the Existing Senior Notes Obligations shall be excluded from the Obligations to the extent the Existing Senior Notes Documents do not require the Existing Senior Notes Obligations to be secured pursuant to this Deed to Secure Debt, and (ii) the Refinancing Senior Notes Obligations
shall be excluded from the Obligations to the extent the Refinancing Senior Notes Documents do not require the Refinancing Senior Notes Obligations to be secured pursuant to this Deed to Secure Debt.

            NOW, THEREFORE, as security for the Obligations and in consideration of the sum of ten dollars ($10.00) and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE GRANTOR HEREBY MORTGAGES, GIVES, GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS, CONVEYS AND CONFIRMS TO THE GRANTEE AND ITS SUCCESSORS AND ASSIGNS FOREVER FOR THE BENEFIT OF THE SECURED CREDITORS, TOGETHER WITH POWER OF SALE (subject to applicable law) all of the Grantor's estate, right, title and interest, whether now owned or hereafter acquired, whether as lessor or lessee and whether vested or contingent, in and to all of the following:

            A. The land described in Exhibit A hereto, together with all rights, privileges, franchises and powers related thereto which are appurtenant to said land or its ownership, including all minerals, oil and gas and other hydrocarbon substances thereon or therein; waters, water courses, water stock, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), sewer rights, shrubs, crops, trees, timber and other emblements now or hereafter on, under or above the same or any part or parcel thereof (the "Land");

            B. All buildings, structures, tenant improvements and other improvements of every kind and description now or hereafter located in or on the Land, including, but not limited to all machine shops, structures, improvements, rail spurs, dams, reservoirs, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements of every kind and description now or hereafter erected or placed on the Land; and all additions and betterments thereto and all renewals, alterations, substitutions and replacements thereof (collectively, the "Improvements");

            C. All fixtures, attachments, appliances, equipment, machinery, building materials and supplies, and other tangible personal property, now or hereafter attached to said Improvements or now or at any time hereafter located on the Land and/or Improvements including, but not limited to, artwork, decorations, draperies, furnaces, boilers, oil burners, piping, plumbing, refrigeration, air conditioning, lighting, ventilation, disposal and sprinkler systems, elevators, motors, dynamos and all other equipment and machinery, appliances, fittings and fixtures of every kind located in or used in the operation of the Improvements, together with any and all replacements or substitutions thereof and additions thereto, including the proceeds of any sale or transfer of the foregoing (hereinafter sometimes collectively referred to as the "Equipment");

            D. All surface rights, appurtenant rights and easements, rights of way, and other rights appurtenant to the use and enjoyment of or used in connection with the Land and/or the Improvements;

            E. All streets, roads and public places (whether open or proposed) now or hereafter adjoining or otherwise providing access to the Land, the land lying in the bed of such streets, roads and public places, and all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of land now or hereafter adjoining or used or intended to be used in connection with all or any part of the Land and/or the Improvements;

            F. Any leases, lease guaranties and any other agreements, relating to the use and occupancy of the Land and/or the Improvements or any portion thereof, including but not limited to any use or occupancy arrangements created pursuant to Section 365(h) of he Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Land and/or the Improvements (collectively. "Leases");

            G. All revenues, rents, receipts, income, accounts receivable, issues and profits of the Property (collectively, "Rents");

            H. To the extent assignable, all permits, licenses and rights relating to the use, occupation and operation of the Land and the Improvements, any business conducted thereon or therein and any part thereof;

            I. All real estate tax refunds payable to the Grantor with respect to the Land and/or the Improvements, and refunds, credits or reimbursements payable with respect to bonds, escrow accounts or other sums payable in connection with the use, development, or ownership of the Land or Improvements;

            J. Any claims or demands with respect to any proceeds of insurance in effect with respect to the Land and/or the Improvements, including interest thereon, which the Grantor now has or may hereafter acquire and any and all awards made for the taking by eminent domain, condemnation or by any proceedings, transfer or purchase in lieu or in anticipation of the exercise of said rights, or for a change of grade, or for any other injury to or decrease in the value of the whole or any part of the Property;

            K. Any zoning lot agreements and air rights and development rights which may be vested in the Grantor together with any additional air rights or development rights which have been or may hereafter be conveyed to or become vested in the Grantor; and

            L. All proceeds and products of the conversion, voluntary or involuntary, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing; whether into cash, liquidated claims or otherwise.

            SAVE AND EXCEPT, HOWEVER, for so long as those certain Macon-Bibb Industrial Authority Taxable Industrial Development Revenue Bonds (Brown & Williamson Tobacco Corporation Project), series 1993A in the aggregate principal amount of $25,000,000, dated as of March 1, 1993 remain outstanding, the rights of Grantor under and pursuant to that certain Lease Agreement between Macon-Bibb Industrial Authority and Brown & Williamson Tobacco Corporation (predecessor in interest to the Grantor), dated as of March 1, 1993 (Series 1993A), recorded in the Clerk's Office, Superior Court of Bibb County, Georgia on May 27, 1993 in Book 2310 at Page 1.

            All of the foregoing estates, right, properties and interests hereby conveyed to the Grantee may be referred to herein as the "Property". Notwithstanding the foregoing, the Property that secures the Existing Senior Notes Obligations and the Refinancing Senior Notes Obligations shall be limited to Property consisting of any shares of stock, indebtedness or other obligations of a Subsidiary of Parent or any Principal Property (as defined in the Existing Senior Notes Indenture and the Refinancing Senior Notes Indenture (in each case as in effect on the date hereof)) of the Grantor (the "Designated Trust Property"), all of which Collateral shall also ratably secure all other Obligations, and the Trust Property Proceeds (as defined in Section 4.04(a)) that are to be applied to the Existing Senior Notes Obligations and the Refinancing Senior Notes Obligations shall be limited to Trust Property Proceeds resulting from the sale of, and Rents and other amounts generated by the holding, leasing, management, operation or other use pursuant to this Deed to Secure Debt of, the Designated Trust Property, with such Trust Property Proceeds to also be applied ratably to all other Obligations.

            TO HAVE AND TO HOLD the above granted and described Property unto the Grantee and to its successors and assigns forever, in fee simple, and the Grantor hereby covenants and agrees on behalf of itself and its successors and assigns to warrant and defend the Property unto the Grantee, its successors and assigns against the claim or claims of all persons and parties whatsoever.

            PROVIDED, HOWEVER, that if Obligations shall have been paid in cash at the time and in the manner stipulated therein and all other sums payable hereunder and all other indebtedness secured hereby shall have been paid and all other covenants contained in the Credit Documents shall have been performed, then, in such case the Grantee shall, subject to the provisions of Section 6.19 of this Deed to Secure Debt, at the request and expense of the Grantor, satisfy this Deed to Secure Debt (without recourse and without any representation or warranty) and the estate, right, title and interest of the Grantee in the Property shall cease, and upon payment to the Grantee of all reasonable costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, the Grantee shall cancel and surrender the estate and interest created by this Deed to Secure Debt.

                                    ARTICLE I

                     REPRESENTATIONS, WARRANTIES, COVENANTS

            1.01 Title to this Property. The Grantor represents and warrants:
(a) it has good and marketable fee title to the Property, free and clear of any liens and encumbrances, other than Liens permitted under Section 8.03 of the Credit Agreement and any other easements, rights and claims of record (collectively "Permitted Liens"), and is lawfully seized and possessed of the Property; (b) this Deed to Secure Debt is a valid first priority security interest and security title upon the Property subject to the Permitted Liens;
(c) it has full power and authority to encumber the Property in the manner set forth herein; and (d) there are no defenses or offsets to this Deed to Secure Debt or to the Obligations which it secures. The Grantor shall preserve such title and the validity and priority of this Deed to Secure Debt and shall forever warrant and defend the same to the Grantee and the Grantee's successors and assigns against the claims of all persons and parties whatsoever. The Grantor shall take no action nor shall it fail to take any action which could result in an impairment of the security interest of this Deed to Secure Debt or which could form the basis for any Person(s) to claim an interest in the Property (including, without limitation, any claim for adverse use or possession or any implied dedication or easement by prescription other than leases permitted under the Credit Agreement). If any Lien (other than Permitted Liens) is asserted against the Property, the Grantor shall promptly, at its expense:
(a) provide the Grantee with written notice of such Lien, including information relating to the amount of the Lien asserted; and (b) pay the Lien in full or take such other action to cause the Lien to be released, or, so long as the security interest of this Deed to Secure Debt is not compromised, contest the same pursuant to the provisions of the Credit Agreement. From and after the occurrence of an Event of Default, the Grantee may, but shall not be obligated, to pay any such asserted Lien if not timely paid by the Grantor.

            1.02 Compliance with Law. The Grantor represents and warrants that it possesses all material certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the ownership, operation, leasing and management of the Property, including, without limitation, all material environmental permits, all of which are in full force and effect and not the subject of any revocation proceeding, undisclosed amendment, release, suspension, forfeiture or the like. The present and contemplated use and occupancy of the Property does not conflict with or violate any such certificate, license, authorization, registration, permit or approval, including, without limitation, any certificate of occupancy which may have been issued for the Property. The Grantor will not take any action, or fail to take any required action, so as to compromise or adversely affect the zoning classification of the Property.

            1.03 Payment and Performance of Obligations. Subject to the terms of the Credit Agreement, the Grantor shall pay all of the Obligations when due and payable without offset or counterclaim, and shall observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements to be observed and performed by it under this Deed to Secure Debt, the other Credit Documents to which it is a party, the Secured Hedging Agreements, the Existing Senior Notes Documents and the Refinancing Senior Notes Documents (collectively, the "Secured Debt Agreements").

            1.04 Maintenance, Repair, Alterations. Etc. The Grantor will: (i) keep and maintain the Property, to the extent used in the Grantor's day to day business, in good condition and repair (normal wear and tear excepted); (ii) make or cause to be made, as and when necessary, all material repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen which are necessary to so maintain the Property in the Grantor's reasonable business judgment; (iii) restore any Improvement, to the extent used in Grantor's day to day business, which may be damaged or destroyed so that the same shall be at least substantially equal to its value, condition and character immediately prior to the damage or destruction; (iv) not commit or permit any waste or deterioration (normal wear and tear excepted) of the Property, to the extent used in the Grantor's day to day business; (v) not permit any material Improvements, to the extent used in the Grantor's day to day business, to be demolished or substantially altered in any manner that substantially decreases the value thereof; (vi) promptly pay when due all claims for labor performed and materials furnished therefor or contest such claim and; (vii) comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities having jurisdiction over the

Property, as well as comply with the provisions of any lease, easement or other agreement affecting all or any part of the Property.

            l.05 Required Insurance; Use of Proceeds. The Grantor will, at its expense, at all times provide, maintain and keep in force policies of property, hazard and liability insurance in accordance with Section 7.03 of the Credit Agreement with respect to the Property, together with statutory workers' compensation insurance with respect to any work to be performed on or about the Property. To the extent required under the Credit Agreement, the Grantor shall give prompt written notice to the Grantee of the occurrence of any material damage to or material destruction of the Improvements or the Equipment. In the event of any damage to or destruction of the Property or any part thereof, so long as a Noticed Event of Default has not occurred and is not continuing the Grantee will release any interest they have in the proceeds of any insurance to the Grantor on account of such damage or destruction and the Grantor may use such proceeds for repair restoration replacement or other business purposes as the Grantor may reasonably determine. In the event of foreclosure of the security interest of this Deed to Secure Debt or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Obligations, all right, title and interest of the Grantor in and to all proceeds then payable under any policy of insurance required by this Deed to Secure Debt shall inure to the benefit of and pass to the successor in interest of the Grantor, or the purchaser or mortgagor of the Property. After the occurrence of an Event of Default, the Grantee shall be afforded the right to participate in and approve the settlement of any claim made by the Grantor against the insurance company.

            1.06 Preservation of Property. The Grantor agrees to pay for any and all reasonable and actual fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Grantee's security interest in the Property, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices (including stamp and mortgage or intangible recording taxes or other taxes imposed on the Grantee by virtue of its ownership of this Deed to Secure Debt), which are imposed upon the recording of this Deed to Secure Debt or thereafter, all reasonable attorneys' fees, payment or discharge of any taxes or Liens upon or in respect of the Property, premiums for insurance with respect to the Property and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Property and the Grantee's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Property.

            1.07 Condemnation. Should the Grantor receive any notice that a material portion of the Property or interest therein may be taken or damaged by reason of any public improvements or condemnation proceeding or in any other similar manner (a "Condemnation"), the Grantor, to the extent required under the Credit Agreement, shall give prompt written notice thereof to the Grantee. In the event of any Condemnation, after the occurrence and during the continuation of any Event of Default, the Grantee shall have the right to participate in any negotiations or litigation and shall have the right to approve any settlement. So long as no Noticed Event of Default has occurred and is continuing, the Grantee will release any interest they have in any and all compensation, awards, damages and proceeds paid to the Grantor or the Borrower on account of such Condemnation and the Grantor may use such compensation awards, damages and proceeds for repair, restoration, replacement or other business purposes as the Grantor may reasonably determine.

            1.08 Inspections. The Grantor hereby authorizes the Grantee, its agents, employees and representatives, upon reasonable prior written notice to the Grantor (except in an emergency or following the occurrence and during the continuance of any Event of Default, in which case notice shall not be required) to visit and inspect the Property or any portion(s) thereof, all at such reasonable times and as often as the Grantee may reasonably request.

            1.09 Transfers. Except as otherwise permitted in accordance with the terms of the Credit Agreement, no part of the Property or of any legal or beneficial interest in the Property shall be sold, assigned, conveyed, transferred or otherwise disposed of (whether voluntarily or involuntarily, directly or indirectly, by sale of stock or any interest in the Grantor, or by operation of law or otherwise).

            1.10 After Acquired Property Interests. Subject to applicable law, all right, title and interest of the Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Property, hereafter acquired by, or released to, the Grantor or constructed, assembled or placed by the Grantor on the Land, and all conversions of the security constituted thereby (collectively, "After Acquired Property Interests"), immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further deed to secure debt, mortgage, conveyance, assignment or other act by the Grantor, shall become subject to the security interest of this Deed to Secure Debt as fully and completely, and with the same effect, as though now owned by the Grantor and specifically described in the granting clauses hereof. The Grantor shall execute and deliver to the Grantee all such other assurances, mortgages, conveyances or assignments thereof as the Grantee may reasonably require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the security interest of this Deed to Secure Debt. The Grantor hereby irrevocably authorizes and appoints the Grantee as the agent and attorney-in-fact of the Grantor to execute all such documents and instruments on behalf of the Grantor, which appointment shall be irrevocable and coupled with an interest, if the Grantor fails or refuses to do so within ten (10) days after a request therefor by the Grantee.

                                   ARTICLE II

                               SECURITY AGREEMENT

            2.01 Grant of Security. This Deed to Secure Debt shall, in addition to constituting a security interest on those portions of the Property classified as real property (including fixtures to the extent they are real property), constitute a security agreement within the meaning of the Uniform Commercial Code or within the meaning of the common law with respect to those parts of the Property classified as personal property (including fixtures to the extent they are personal property) to the extent a security interest therein can be created by this Deed to Secure Debt. The Grantor hereby grants to the Grantee a security interest in and to the following property whether now owned or hereafter acquired (collectively, the "Secured Property") for the benefit of the Grantee to further secure the payment and performance of the Obligations:

            (a) Those parts of the Property classified as personal property (including (i) fixtures to the extent they are personal property and (ii) personal property and fixtures that are leased, but only to the extent the Grantor can grant to the Grantee a security interest therein without breaching the terms of such lease);

            (b) All general intangibles, contract rights, accounts and proceeds arising from all insurance policies required to be maintained by the Grantor and related to the Property hereunder;

            (c) All proceeds of any judgment, award or settlement in any condemnation or eminent domain proceeding in connection with the Property, together with all general intangibles, contract rights and accounts arising therefrom;

            (d) All permits, consents and other governmental approvals in connection with the construction of the Improvements or the operation of the Property, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest;

            (e) All plans and specifications, studies, tests or design materials relating to the design, construction, repair, alteration or leasing of the Property, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest; and

            (f)   All cash and non-cash proceeds of the above-mentioned items.

            The provisions contained in the Security Agreement are hereby incorporated by reference into this Deed to Secure Debt with the same effect as if set forth in full herein. In the event of a conflict between the provisions of this Article II and the Security Agreement, the Security Agreement shall control and govern and the Grantor shall comply therewith.

                                   ARTICLE III

                     ASSIGNMENT OF LEASES, RENTS AND PROFITS

            3.01 Assignment. The Grantor hereby absolutely, irrevocably and unconditionally sells, assigns, transfers and conveys to the Grantee all of the Grantor's right, title and interest in and to all current and future Leases and Rents, including those now due, past due, or to become due by virtue of any Lease or other agreement for the occupancy or use of all or any part of the Property regardless of to whom the Rents are payable. The Grantor intends that this assignment of Leases and Rents constitutes a present and absolute assignment and not an assignment for additional security only. Such assignment to the Grantee shall not be construed to bind the Grantee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon the Grantee. The Grantor covenants that the Grantor will not hereafter collect or accept payment of any Rents more than one month prior to the due dates of such Rents, and that no payment of any of the Rents to accrue for any portion of the Property (other than a de minimis amount) will be waived, released, reduced, discounted or otherwise discharged or compromised by the Grantor, except as may be approved in writing by the Grantee. The Grantor agrees that it will not assign any of the Leases or Rents to any other Person. The Grantee shall have no liability for any loss which may arise from a failure or inability to collect Rents, proceeds or other payments. The Grantor shall maintain all security deposits in accordance with applicable law.

            3.02 Revocable License: Agent. Notwithstanding the foregoing, subject to the terms of this Article III, the Grantee grants to the Grantor a revocable license to operate and manage the Property and to collect the Rents and hereby directs each tenant under a Lease to pay such Rents to, or at the direction of, the Grantor, until such time as the Grantee provides notice to the contrary to such tenants. The Grantor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due in respect of the Obligations, in trust for the benefit of the Grantee for use in the payment of such sums.

            3.03 Rents. (a) Upon the occurrence and during the continuance of a Noticed Event of Default, without the need for notice or demand, the license granted pursuant to this Article III shall immediately and automatically be revoked and the Grantee shall immediately be entitled to possession of all Rents, whether or not the Grantee enters upon or takes control of the Property. Upon the revocation of such license, the Grantor grants to the Grantee the right, at its option, to exercise all the rights granted in Section 4.02(a). Nothing herein contained shall be construed as constituting the Grantee a lender in possession in the absence of the taking of actual possession of the Property by the Grantee pursuant to Section 4.02(a). As used herein, a "Noticed Event of Default" shall mean (i) an Event of Default with respect to the Borrower under
Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Grantee has given the Borrower notice that such Event of Default constitutes a "Noticed Event of Default".

            (b) From and after the termination of such license, the Grantor may, at the Grantee's direction, be the agent for the Grantee in collection of the Rents and all of the Rents so collected by the Grantor shall be held in trust by the Grantor for the sole and exclusive benefit of the Grantee and the Grantor shall, within one (1) business day after receipt of any Rents, pay the same to the Grantee to be applied by the Grantee as provided for herein. All Rents collected shall be applied against all expenses of collection, including, without limitation, attorneys' fees, against costs of operation and management of the Property and against the Obligations, in whatever order or priority as to any of the items so mentioned as the Grantee directs in its sole and absolute discretion and without regard to the adequacy of its security. Neither the demand for or collection of Rents by the Grantee shall constitute any assumption by the Grantee of any obligations under any Lease or agreement relating thereto.

            (c) Any reasonable funds expended by the Grantee to take control of and manage the Property and collect the Rents shall become part of the Obligations secured hereby. Such amounts shall be payable from the Grantor to the Grantee upon the Grantee's demand therefor and shall bear interest from the date of disbursement at the interest rate set forth in Section 1.08(c) of the Credit Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Grantor under applicable law.

            3.04 Sale of Property. (a) Upon any sale of any portion of the Property by or for the benefit of the Grantee pursuant to this Deed to Secure Debt, the Rents attributable to the part of the Property so sold shall be included in such sale and shall pass to the purchaser free and clear of any rights granted herein to the Grantor.

            (b) The Grantor acknowledges and agrees that, upon recordation of this Deed to Secure Debt, the Grantee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforceable against the Grantor and all third parties, including, without limitation, any debtor in possession or trustee in any case under title 11 of the United States Code, without the necessity of (i) commencing a foreclosure action with respect to this Deed to Secure Debt, (ii) furnishing notice to the Grantor or tenants under the Leases, (iii) making formal demand for the Rents, (iv) taking possession of the Property as a lender-in-possession, (v) obtaining the appointment of a receiver of the Rents,
(vi) sequestering or impounding the Rents or (vii) taking any other affirmative action.

            3.05 Bankruptcy Provisions. Without limiting the provisions of
Article III hereof or the absolute nature of the assignment of the Rents hereunder, the Grantor and the Grantee agree that, to the extent that the assignment of the Rents hereunder is deemed to be other than an absolute assignment, (a) this Deed to Secure Debt shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed to Secure Debt extends to property of the Grantor acquired before the commencement of a bankruptcy case and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any bankruptcy case. Without limitation of the absolute nature of the assignment of the Rents hereunder, to the extent the Grantor (or the Grantor's bankruptcy estate) shall be deemed to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, the Grantor hereby acknowledges and agrees that such Rents are and shall be deemed to be "cash collateral" under Section 363 of the Bankruptcy Code.

                                   ARTICLE IV

                         EVENTS OF DEFAULT AND REMEDIES

            4.01 Events of Default. The occurrence of (i) an "Event of Default" under and as defined in any of the Credit Documents, (ii) any "event of default" under the Existing Senior Notes Documents or the Refinancing Senior Notes Documents and (iii) any payment default, after any applicable grace period, under any Secured Hedging Agreement shall constitute an Event of Default (each, an "Event of Default") hereunder.

            4.02 Remedies Upon Default. Upon the occurrence of a Noticed Event of Default, the Grantee may, in the Grantee's sole discretion, either itself or by or through a nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights and remedies individually, collectively or cumulatively:

            (a) either in person or by its agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, (i) enter upon and take possession of the Property or any part thereof and of all books, records and accounts relating thereto or located thereon, in its own name or in the name of the Grantor, and do or cause to be done any acts which it deems necessary or desirable to preserve the value of the Property or any part thereof or interest therein, collect the income therefrom or protect the security hereof; (ii) with or without taking possession of the Property make such repairs, alterations, additions and improvements as the Grantee deems necessary or desirable and do any and all acts and perform any and all work which the Grantee deems necessary or desirable to complete any unfinished construction on the Property; (iii) make, cancel or modify Leases and sue for or otherwise collect the Rents thereof, including those past due and unpaid; (iv) make any payment or perform any act which the Grantor has failed to make or perform hereunder; (v) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Grantee; (vi) pay, purchase, contest or compromise any encumbrance, charge or Lien on the Property; and (vii) take such other actions as the Grantee deems necessary or desirable;

            (b) commence and maintain one or more actions at law or in equity or by any other appropriate remedy (i) to protect and enforce the rights of the Grantee hereunder, including for the specific performance of any covenant or agreement herein contained (which covenants and agreements the Grantor agrees shall be specifically enforceable by injunctive or other appropriate equitable remedy), (ii) to collect any sum then due hereunder,
      (iii) to aid in the execution of any power herein granted, or (iv) to foreclose this Deed to Secure Debt in accordance with Section 4.03 hereof;

            (c) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code;

            (d) by notice to the Grantor (to the extent such notice is required to be given under the Credit Documents), but without formal demand, presentment, notice of intention to accelerate or of acceleration, protest or notice of protest, all of which are hereby waived by the Grantor, declare all of the indebtedness secured hereby to be immediately due and payable, and upon such declaration all of such indebtedness shall become and be immediately due and payable, anything in this Deed to Secure Debt or the other Credit Documents to the contrary notwithstanding; and

            (e) exercise any other right or remedy available to the Grantee under the Secured Debt Agreements.

            4.03 Right of Foreclosure. (a) Upon the occurrence of a Noticed Event of Default, the Grantee may sell and dispose of the Property at public auction, at the usual place for conducting sales at the courthouse in the county where the Property or any part thereof may be located, to the highest bidder for cash, first advertising the time, terms and place of such sale by publishing a notice thereof once a week for four consecutive weeks immediately preceding the date of sale (without regard to the actual number of days) in a newspaper in which sheriff's advertisements are published in said county, all other notice being hereby waived by the Grantor; and the Grantee may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of the Property in fee simple, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale, herein granted, depends, and said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with; and, following the occurrence and during the continuance of an Event of Default the Grantor hereby constitutes and appoints the Grantee or its assigns agent and attorney-in-fact to make such recitals, sale and conveyance, and all of the acts of such attorney-in-fact are hereby ratified, and the Grantor agrees that such recitals shall be binding and conclusive upon the Grantor and that the conveyance to be made by the Grantee, or its assigns (and in the event of deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtesy and all other exemptions of the Grantor, or its successors in interest, in and to said Property; and the Grantor agrees that in case of a sale, as herein provided, the Grantor or any person in possession under the Grantor shall then become and be tenants holding over, and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over; the power and agency hereby granted are coupled with an interest and are irrevocable by dissolution, insolvency, death or otherwise, and are in addition to any and all other remedies which the Grantee may have at law or in equity. Any portion of the Property sold pursuant to this Deed to Secure Debt may, to the extent permitted by applicable law, be sold in one parcel as an entirety, or in such parcels and in such manner or order as the Grantee in its sole discretion, may elect, to the maximum extent permitted by the laws of the State of Georgia. One or more exercises of the powers herein granted shall not extinguish or exhaust the power unless the Obligations are paid in full in cash or the Property is sold. At any such sale, the Grantee, its agents, representatives, successors, or assigns may bid for and acquire, as purchaser, the Property or any part thereof.

            (b) To the fullest extent permitted by law, any foreclosure of this Deed to Secure Debt and any other transfer of all or any part of the Property in extinguishment of all or any part of the Obligations may, at the Grantee's option, be subject to any or all Leases of all or any part of the Property and the rights of tenants under such Leases. No failure to make any such tenant a defendant in any foreclosure proceedings or to foreclose or otherwise terminate any such Lease and the rights of any such tenant in connection with any such foreclosure or transfer shall be, or be asserted to be, a defense or hindrance to any such foreclosure or transfer or to any proceedings seeking collection of all or any part of the Obligations (including, without limitation, any deficiency remaining unpaid after completion of any such foreclosure or transfer).

            (c) It is agreed and understood that (x) this Deed to Secure Debt may be enforced only by the action of the Grantee acting upon the instructions of the Required Lenders or, if the CA Termination Date (as defined below) has occurred, the holders of a majority of the outstanding principal amount of all remaining Obligations, provided that if prior to the CA Termination Date a payment default with respect to at least $300,000,000 principal amount in the aggregate of Existing Senior Notes and/or Refinancing Senior Notes has continued for at least 180 days (and such defaulted payment has not been received pursuant to a drawing under any letter of credit), the holders of a majority of the outstanding principal amount of the Indebtedness subject to such payment default or defaults can direct the Grantee to commence and continue enforcement of the security interest created hereunder, which the Grantee shall comply with subject to receiving any indemnity which it reasonably requests, provided further, that the Grantee shall thereafter comply only with the directions of the Required Lenders as to carrying out such enforcement so long as such directions are not adverse to the aforesaid directions of the holders of Indebtedness subject to such payment default or defaults, and (y) no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Deed to Secure Debt or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Grantee for the benefit of the Secured Creditors as their interest may appear upon the terms of this Deed to Secure Debt.

            4.04 Application of Proceeds. (a) To the fullest extent permitted by law, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of, each item of the Property pursuant to this Deed to Secure Debt (the "Trust Property Proceeds") shall be applied by the Grantee (or the receiver, if one is appointed) as follows:

                  (i) first, to the payment of all Obligations owing to the Grantee of the type described in clauses (v), (vi) and (vii) of the definition of Obligations herein;

                  (ii) second, to the extent Trust Property Proceeds of Property remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Obligations secured by such item of Property shall be paid to the Secured Creditors in the manner provided below as their interests may appear, with each Secured Creditor receiving an amount equal to its outstanding Obligations secured by such item of Property or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount so remaining to be distributed, with any such amount to be applied in the case of the Credit Document Obligations, the Existing Senior Notes Obligations and the Refinancing Senior Notes Obligations, first to the payment of interest in respect of the unpaid principal amount of Loans, Existing Senior Notes or Refinancing Senior Notes, as the case may be, second to the payment of principal of Loans, Existing Senior Notes or Refinancing Senior Notes, as the case may be, and finally to the other Credit

      Document Obligations, Existing Senior Notes Obligations or Refinancing Senior Notes Obligations, as the case may be; and

                  (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) to the Grantor or, to the extent directed by the Grantor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

            (b) For purposes of this Agreement, "Pro Rata Share" shall mean when calculating a Secured Creditor's portion of any distribution or amount pursuant to clause (a) above, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Obligations secured by the relevant item of Property owed such Secured Creditor and the denominator of which is the then outstanding amount of all relevant Obligations secured by the relevant item of Property.

            (c) All payments required to be made to the (i) Lender Creditors hereunder shall be made to the Administrative Agent for the account of the respective Lender Creditors, (ii) Hedging Creditors hereunder shall be made to the paying agent under the applicable Secured Hedging Agreement or, in the case of Secured Hedging Agreements without a paying agent, directly to the applicable Hedging Creditors, (iii) Existing Senior Notes Creditors hereunder shall be made to the Existing Senior Notes Trustee for the account of the respective Existing Senior Notes Creditors, and (iv) Refinancing Senior Notes Creditors hereunder shall be made to the Refinancing Senior Notes Trustee for the account of the respective Refinancing Senior Notes Creditors.

            (d) For purposes of applying payments received in accordance with this Section, the Grantee shall be entitled to rely upon (i) the Administrative Agent for a determination of the outstanding Credit Document Obligations, (ii) upon any Hedging Creditor for a determination of the outstanding Hedging Obligations owed to such Hedging Creditor, (iii) the Existing Senior Notes Trustee for a determination of the outstanding Existing Senior Notes Obligations, and (iv) the Refinancing Senior Notes Trustee for a determination of the outstanding Refinancing Senior Notes Obligations. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Grantee, in acting hereunder, shall be entitled to assume that no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender Creditor.

            (e) It is understood and agreed that the Grantor shall remain liable to the extent of any deficiency between (x) the amount of the Obligations for which it is responsible directly or as a guarantor that are satisfied with proceeds of the Property and (y) the aggregate outstanding amount of such Obligations.

            4.05 Appointment of Receiver. Upon the occurrence and during the continuance of a Noticed Event of Default, the Grantee as a matter of strict right and without notice to the Grantor or anyone claiming under the Grantor, and without regard to the adequacy or the then value of the Property or the interest of the Grantor therein or the solvency of any party bound for payment of the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property, and the Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual rights, powers and duties of receivers in like or similar cases and all the rights, powers and duties of the Grantee in case of entry as provided in Section 4.02 hereof, including but not limited to the full power to rent, maintain and otherwise operate the Property upon such terms as are approved by the court and shall continue as such and exercise all such powers until the date of confirmation of sale of the Property unless such receivership is sooner terminated.

            4.06 Exercise of Rights and Remedies. The entering upon and taking possession of the Property, the collection of any Rents and the exercise of any of the rights contained in this Article IV, shall not, alone, cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Property or the collection, receipt and application of Rents, the Grantee shall be entitled to exercise every right provided for herein or in the Credit Documents, the Existing Senior Notes Documents or the Refinancing Senior Notes Documents, or at law or in equity upon the occurrence of any Event of Default.

            4.07 Remedies Not Exclusive. The Grantee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Deed to Secure Debt or other agreement or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, security deed, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed to Secure Debt nor its enforcement, whether by court action or pursuant to the powers herein contained, shall prejudice or in any manner affect the Grantee's right to realize upon or enforce any other security now or hereafter held by the Grantee, it being agreed that the Grantee shall be entitled to enforce this Deed to Secure Debt and any other security now or hereafter held by the Grantee in such order and manner as it may in its absolute and sole discretion and election determine. No remedy herein conferred upon or reserved to the Grantee is intended to be exclusive of any other remedy herein or in any of the other Secured Debt Agreements or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy to which the Grantee is entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Grantee, and the Grantee may pursue inconsistent remedies. No delay or omission of the Grantee to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed as a waiver of any Event of Default or any acquiescence therein. If the Grantee shall have proceeded to invoke any right or remedy hereunder or under any other Secured Debt Agreement, and shall thereafter elect to discontinue or abandon it for any reason, the Grantee shall have the unqualified right to do so and, in such an event, the rights and remedies of the Grantee shall continue as if such right or remedy had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of the Grantee thereafter to exercise any right or remedy under the Secured Debt Agreements for such Event of Default.

            4.08 WAIVER OF REDEMPTION, NOTICE, MARSHALLING, ETC. NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, TO THE

EXTENT PERMITTED BY LAW, THE GRANTOR ACKNOWLEDGING THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS HEREUNDER;
(A) WILL NOT (I) AT ANY TIME INSIST UPON, OR PLEAD, OR IN ANY MANNER WHATSOEVER, CLAIM OR TAKE ANY BENEFIT OR ADVANTAGE OF ANY STAY OR EXTENSION OR MORATORIUM LAW, PRESENT OR FUTURE STATUTE OF LIMITATIONS, ANY LAW RELATING TO THE ADMINISTRATION OF ESTATES OF DECEDENTS, APPRAISEMENT, VALUATION, REDEMPTION, STATUTORY RIGHT OF REDEMPTION, OR THE MATURING OR DECLARING DUE OF THE WHOLE OR ANY PART OF THE OBLIGATIONS, NOTICE OF INTENTION OF SUCH MATURING OR DECLARING DUE, OTHER NOTICE (WHETHER OF DEFAULTS, ADVANCES, THE CREATION, EXISTENCE, EXTENSION OR RENEWAL OF ANY OF THE OBLIGATIONS OR OTHERWISE, EXCEPT FOR RIGHTS TO NOTICES EXPRESSLY GRANTED HEREIN OR IN THE CREDIT DOCUMENTS), SUBROGATION, ANY SET-OFF RIGHTS, HOMESTEAD OR ANY OTHER EXEMPTIONS FROM EXECUTION OR SALE OF THE PROPERTY OR ANY PART THEREOF, WHEREVER ENACTED, NOW OR AT ANY TIME HEREAFTER IN FORCE, WHICH MAY AFFECT THE COVENANTS AND TERMS OF PERFORMANCE OF THIS DEED TO SECURE DEBT, OR (II) CLAIM, TAKE OR INSIST UPON ANY BENEFIT OR ADVANTAGE OR ANY LAW NOW OR HEREAFTER IN FORCE PROVIDING FOR THE VALUATION OR APPRAISAL OF THE PROPERTY OR ANY PART THEREOF, PRIOR TO ANY SALE OR SALES THEREOF WHICH MAY BE MADE PURSUANT TO ANY PROVISION HEREOF, OR PURSUANT TO THE DECREE, JUDGMENT OR ORDER OF ANY COURT OF COMPETENT JURISDICTION; OR (III) AFTER ANY SUCH SALE OR SALES, CLAIM OR EXERCISE ANY RIGHT UNDER ANY STATUTE HERETOFORE OR HEREAFTER ENACTED TO REDEEM THE PROPERTY SO SOLD OR ANY PART THEREOF; AND (B) COVENANTS NOT TO HINDER, DELAY OR IMPEDE THE EXECUTION OF ANY POWER HEREIN GRANTED OR DELEGATED TO THE GRANTEE, BUT TO SUFFER AND PERMIT THE EXECUTION OF EVERY POWER AS THOUGH NO SUCH LAW OR LAWS HAD BEEN MADE OR ENACTED. THE GRANTOR, FOR ITSELF AND ALL WHO MAY CLAIM UNDER IT, WAIVES, TO THE EXTENT THAT IT LAWFULLY MAY, ALL RIGHT TO HAVE THE PROPERTY MARSHALLED UPON ANY FORECLOSURE HEREOF.

            4.09 Expenses of Enforcement. In connection with any action to enforce any remedy of the Grantee under this Deed to Secure Debt, the Grantor agrees to pay all costs and expenses which may be paid or incurred by or on behalf of the Grantee, including, without limitation, reasonable attorneys' fees, receiver's fees, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to title and value as the Grantee may deem necessary or desirable, and neither the Grantee nor any other Person shall be required to accept tender of any portion of the Obligations unless the same be accompanied by a tender of all such expenses, costs and commissions. All of the costs and expenses described in this Section 4.09, and such expenses and fees as may be incurred in the protection of the Property and the maintenance of the security interest of this Deed to Secure Debt, including the reasonable fees of any attorney employed by the Grantee in any litigation or proceeding, including appellate proceedings, affecting this Deed to Secure Debt or the Property (including, without limitation, the occupancy thereof or any construction work performed thereon), including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding whether or not an action is actually commenced, shall be immediately due and payable by the Grantor, with interest thereon at the rate of interest set forth in the Credit Documents and shall be part of the Obligations secured by this Deed to Secure Debt.

                                    ARTICLE V

                              ADDITIONAL COLLATERAL

            5.01 Additional Collateral. (a) The Grantor acknowledges and agrees that the Obligations are secured by the Property and various other collateral including, without limitation, at the time of execution of this Deed to Secure Debt certain personal property of the Grantor described in the Credit Documents. The Grantor specifically acknowledges and agrees that the Property, in and of itself, if foreclosed or realized upon would not be sufficient to satisfy the outstanding amount of the Obligations. Accordingly, the Grantor acknowledges that it is in the Grantor's contemplation that the other collateral pledged to secure the Obligations may be pursued by the Grantee in separate proceedings in the various States, counties and other countries where such collateral may be located and additionally that the Grantor liable for payment of the Obligations will remain liable for any deficiency judgments in addition to any amounts the Grantee may realize on sales of other property or any other collateral given as security for the Obligations. Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a foreclosure of this Deed to Secure Debt, the Indebtedness evidencing the Obligations shall not be deemed merged into any judgment of foreclosure, but rather shall remain outstanding. It is the further intent and understanding of the parties that the Grantee, following a Noticed Event of Default, may pursue all of its collateral with the Obligations remaining outstanding and in full force and effect notwithstanding any judgment of foreclosure or any other judgment which the Grantee may obtain.

            (b) The Grantor acknowledges and agrees that the Property and the property which may from time to time be encumbered by the other Credit Documents may be located in more than one State or country and therefore the Grantor waives and relinquishes any and all rights it may have, whether at law or equity, to require the Grantee to proceed to enforce or exercise any rights, powers and remedies it may have under the Credit Documents in any particular manner, in any particular order, or in any particular State or other jurisdiction. Furthermore, the Grantor acknowledges and agrees that the Grantee shall be allowed to enforce payment and performance of the Obligations and to exercise all rights and powers provided under this Deed to Secure Debt, or the other Credit Documents or under any provision of law, by one or more proceedings, whether contemporaneous, consecutive or both in any one or more States in which the security is located. Neither the acceptance of this Deed to Secure Debt, or any Credit Document nor its enforcement in one State, whether by court action, power of sale, or otherwise, shall prejudice or in any way limit or preclude enforcement of the Credit Documents through one or more additional proceedings, in that State or in any other State or country.

            (c) The Grantor further agrees that any particular remedy or proceeding, including, without limitation, foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more States as to all or any part of the Property or the property encumbered by the Credit Documents, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Property and the property encumbered by the Credit Documents.

            (d) The Grantee may resort to any other security held by the Grantee for the payment of the Obligations in such order and manner as the Grantee may elect.

            (e) Notwithstanding anything contained herein to the contrary, the Grantee shall be under no duty to the Grantor or others, including, without limitation, the holder of any junior, senior or subordinate deed to secure debt or mortgage on the Property or any part thereof or on any other security held by the Grantee, to exercise or exhaust all or any of the rights, powers and remedies available to the Grantee.

                                   ARTICLE VI

                                  MISCELLANEOUS

            6.01 Governing Law. The provisions of this Deed to Secure Debt regarding the creation, perfection and enforcement of the liens, security title and security interests herein granted shall be governed by and construed under the laws of the state in which the Property is located. All other provisions of this Deed to Secure Debt shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to choice of laws provisions.

            6.02 Limitation on Interest. It is the intent of the Grantor and the Grantee in the execution of this Deed to Secure Debt and all other instruments evidencing or securing the Obligations to contract in strict compliance with applicable usury laws. In furtherance thereof, the Grantee and the Grantor stipulate and agree that none of the terms and provisions contained in this Deed to Secure Debt shall ever be construed to create a contract for the use, forbearance or retention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by relevant law. If this Deed to Secure Debt or any other instrument evidencing or securing the Obligations violates any applicable usury law, then the interest rate payable in respect of the Loans shall be the highest rate permissible by law.

            6.03 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communications) and mailed, telegraphed, telexed, telecopied, cabled or delivered (including by way of overnight courier):

            (i)   if to the Grantor, at;

                  R. J. Reynolds Tobacco Company
                  401 North Main Street,
                  Winston-Salem, North Carolina 27102

            (ii)  if to the Grantee, at:

                  JPMorgan Chase Bank
                  270 Park Avenue
                  New York, New York 10017
                  Attn.: Raju Nanoo
                  Tel. No.: 212-270-2272
                  Fax. No.: 212-270-5120

            (iii) if to any Lender (other than the Grantee), at such address as such Lender shall have specified in the Credit Agreement;

            (iv) if to any Hedging Creditor, at such address as such Hedging Creditor shall have specified in writing to the Grantor and the Grantee;

            (v) if to any Existing Senior Notes Creditor, at such address of the Existing Senior Notes Trustee as the Existing Senior Notes Trustee shall have specified in writing to the Grantor and the Grantee;

            (vi) if to any Refinancing Senior Notes Creditor, at such address of the Refinancing Senior Notes Trustee as the Refinancing Senior Notes Trustee shall have specified in writing to the Grantor and the Grantee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. Except as otherwise expressly provided herein, all such notices and communications shall be deemed to have been duly given or made (i) in the case of any Secured Creditor, when received and (ii) in the case of the Grantor, when delivered to the Grantor in any manner required or permitted hereunder.

            6.04 Captions. The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties and are not a part of this Deed to Secure Debt.

            6.05 Amendment. None of the terms and conditions of this Deed to Secure Debt may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Grantor and the Grantee (with the consent of (x) if prior to the CA Termination Date, the Required Lenders or, to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders and
(y) if on and after the CA Termination Date, the holders of at least a majority of the outstanding principal amount of the Obligations remaining outstanding), provided that (i) no such change, waiver, modification or variance shall be made to Section 4.04 hereof or this Section 6.05 without the consent of each Secured Creditor adversely affected thereby and (ii) that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (w) the Lender Creditors as holders of the Credit Document Obligations, (x) the Hedging Creditors as holders of the Hedging Obligations, (y) the Existing Senior Notes Creditors as holders of the Existing Senior Notes Obligations, and (z) the Refinancing Senior Notes Creditors as holders of the Refinancing Senior Notes Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (w) with respect to each of the Credit Document Obligations, the Required Lenders,
(x) with respect to the Hedging Obligations, the holders of at least a majority of all Secured Hedging Obligations outstanding from time to time, (y) with respect to the Existing Senior Notes Obligations, the holders of at least a majority of the outstanding principal amount of the Existing Senior Notes, (z) with respect to the Refinancing Senior Notes Obligations, the holders of at least a majority of the outstanding principal amount of the Refinancing Senior Notes.

            6.06 Obligations Absolute. The Obligations of the Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Grantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Deed to Secure Debt, any other Credit Document, any Secured Hedging Agreement, any Existing Senior Notes Document or any Refinancing Senior Notes Document; or (c) any amendment to or modification of any Credit Document, any Secured Hedging Agreement, any Existing Senior Notes Document or any Refinancing Senior Notes Document or any security for any of the Obligations; whether or not the Grantor shall have notice or knowledge of any of the foregoing.

            6.07 Further Assurances. The Grantor shall, upon the request of the Grantee and at the expense of the Grantor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Deed to Secure Debt or any UCC financing statements filed in connection herewith; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds to secure debt, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed to Secure Debt and to subject to the security interests hereof any property intended by the terms hereof to be covered hereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; and (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by the Grantee to protect, continue or perfect the security interests hereunder against the rights or interests of third persons.

            6.08 Partial Invalidity. If any of the provisions of this Deed to Secure Debt or the application thereof to any person, party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Deed to Secure Debt, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Deed to Secure Debt shall be valid and enforceable to the fullest extent permitted by law.

            6.09 Partial Releases. No release from the security interest of this Deed to Secure Debt of any part of the Property by the Grantee shall in any way alter, vary or diminish the force or effect of this Deed to Secure Debt on the balance of the Property or the priority of the security interest of this Deed to Secure Debt on the balance of the Property.

            6.10 Priority. This Deed to Secure Debt is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.

            6.11 Covenants Running with the Land. All Obligations are intended by the Grantor and the Grantee to be, and shall be construed as, covenants running with the Property. As used herein, the "Grantor" shall refer to the party named in the first paragraph of this Deed to Secure Debt and to any subsequent owner of all or any portion of the Property. All persons who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; provided, however, that no such party shall be entitled to any rights thereunder without prior written consent of the Grantee.

            6.12 Successors and Assigns. This Deed to Secure Debt shall be binding upon and inure to the benefit of the Grantee and the Grantor and their respective successors and assigns. Except as otherwise permitted by Credit Agreement, the Grantor shall not, without the prior written consent of the Grantee, assign any rights, duties, or obligations hereunder.

            6.13 Purpose of Loans. The Grantor hereby represents and agrees that the Loans, Existing Senior Notes and Refinancing Senior Notes are being obtained or issued for business or commercial purposes, and the proceeds thereof will not be used for personal, family, residential, household or agricultural purposes.

            6.14 No Joint Venture or Partnership. The relationship created hereunder and under the other Credit Documents, the Secured Hedging Agreements, the Existing Senior Notes Documents and the Refinancing Senior Notes Documents is that of creditor/debtor. The Grantee does not owe any fiduciary or special obligation to the Grantor and/or any of the Grantor's, officers, partners, agents, or representatives. Nothing herein or in any other Credit Document, any Secured Hedging Agreement, any Existing Senior Notes Document or any Refinancing Senior Notes Document is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between the Grantor and the Grantee.

            6.15 The Grantee as Collateral Agent for Secured Creditors. It is expressly understood and agreed that the rights and obligations of the Grantee as holder of this Deed to Secure Debt and as Collateral Agent for the Secured Creditors and otherwise under this Deed to Secure Debt are only those expressly set forth in this Deed to Secure Debt and in the Credit Agreement. The Grantee shall act hereunder pursuant to the terms and conditions set forth herein and in Annex M to the Security Agreement, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety (for such purpose, treating each reference to the "Security Agreement" as a reference to this

Agreement, each reference to the "Collateral Agent" as a reference to the Grantee and each reference to an "Assignor" as a reference to a "Grantor").

            6.16 Full Recourse. This Deed to Secure Debt is made with full recourse to the Grantor (including as to all assets of the Grantor, including the Property and the Secured Property).

            6.17 Reduction of Secured Amount. In the event the amount secured by this Deed to Secure Debt is less than the aggregate Obligations, then the amount secured hereby shall be reduced only by the last and final sums that the Grantor or the Borrower repays with respect to the Obligations and shall not be reduced by any intervening repayments of the Obligations. So long as the balance of the Obligations exceeds the amount secured hereby, any payments of the Obligations shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Deed to Secure Debt. Such payments shall instead be deemed to reduce only such portions of the Obligations as are secured by other collateral located outside of the state in which the Property is located or are unsecured.

            6.18 Acknowledgment of Receipt. The Grantor hereby acknowledges receipt of a true copy of this Deed to Secure Debt.

            6.19 Release Payment. (a) After the Termination Date (as defined below), this Deed to Secure Debt shall terminate (provided that all indemnities set forth herein shall survive any such termination) and the Grantee, at the request and expense of the Grantor, will execute and deliver to the Grantor a proper instrument or instruments to cancel and surrender the estate and interest created by this Deed to Secure Debt. As used in this Deed to Secure Debt, (i) "CA Termination Date" shall mean the date upon which the Total Commitment has been terminated, no Letter of Credit or Note under the Credit Agreement is outstanding and all other Credit Document Obligations have been paid in full in cash (other than arising from indemnities for which no request for payment has been made) and (ii) "Termination Date" shall mean the date upon which (x) the CA Termination Date shall have occurred and (y) if (but only if) a Notified Non-Credit Agreement Event of Default (as defined below) shall have occurred and be continuing on the CA Termination Date (and after giving effect thereto), either (I) such Notified Non-Credit Agreement Event of Default shall have been cured or waived by the requisite holders of the relevant Obligations subject to such Notified Non-Credit Agreement Event of Default or (II) all Secured Hedging Agreements (if any) giving rise to a Notified Non-Credit Agreement Event of Default shall have been terminated and all Obligations subject to such Notified Non-Credit Agreement Event of Default shall have been paid in full (other than arising from indemnities for which no request for payment has been made). As used herein "Notified Non-Credit Agreement Event of Default" means (i) the acceleration of the maturity of any Existing Senior Notes or Refinancing Senior Notes or the failure to pay at maturity any Existing Senior Notes or Refinancing Senior Notes, or the occurrence of any bankruptcy or insolvency Event of Default under the Existing Senior Notes Indenture or the Refinancing Senior Notes Indenture, or (ii) any Event of Default under a Secured Hedging Agreement, in the case of any event described in clause (i) or (ii) to the extent the Existing Senior Notes Trustee, the Refinancing Senior Notes Trustee or the relevant Hedging Creditor, as the case may be, has given written notice to the Grantee that a "Notified Non-Credit Agreement Event of Default" exists; provided that such written notice may only be given if such Event of Default is continuing and, provided further, that any such Notified Non-Credit Agreement Event of Default shall cease to exist (I) once there is no longer any Event of Default under the Existing Senior Notes Indenture, the Refinancing Senior Notes Indenture or the respective Secured Hedging Agreement, as the case may be, in existence, (II) in the case of an Event of Default under the Existing Senior Notes Indenture or the Refinancing Senior Notes Indenture, after all Existing Senior Notes Obligations or Refinancing Senior Notes Obligations, as the case may be, have been repaid in full, (III) in the case of an Event of Default under a Secured Hedging Agreement, such Secured Hedging Agreement has been terminated and all Hedging Obligations thereunder repaid in full, (IV) in the case of an Event of Default under the Existing Senior Notes Indenture or the Refinancing Senior Notes Indenture, if the Existing Senior Notes Creditors or the Refinancing Senior Notes Creditors, as the case may be, holding at least a majority of the aggregate principal amount of the outstanding Existing Senior Notes or the Refinancing Senior Notes, as the case may be, at such time have rescinded such written notice and (V) in the case of an Event of Default under a Secured Hedging Agreement, the requisite Hedging Creditors with Hedging Obligations thereunder at such time have rescinded such written notice.

            (b) So long as no Notified Non-Credit Agreement Event of Default has occurred and is continuing, in the event that (x) prior to the CA Termination Date, (i) any part of the Property is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 8.02 of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by Section 8.02 of the Credit Agreement" if the proposed transaction is not prohibited by the Credit Agreement) or (ii) all or any part of the Property is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 12.12 of the Credit Agreement), and the proceeds of such sale or disposition or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied (it being understood and agreed by the Grantor and the Grantee that so long as no Noticed Event of Default has occurred and is continuing, the Grantor may use such proceeds as the Grantor may reasonably determine) or (y) on and after the CA Termination Date, any part of the Property is sold or otherwise disposed of without violating the Existing Senior Notes Documents, the Refinancing Senior Notes Documents and the Secured Hedging Agreements, the Grantee, at the request and expense of the Grantor, will release such Property from this Deed to Secure Debt in the manner provided in clause (a) above (it being understood and agreed that upon the release of all or any portion of the Property by the Grantee at the direction of the Lenders as provided above, the security interest in the Property in favor of the Hedging Creditors, the Existing Senior Notes Creditors and the Refinancing Senior Notes Creditors shall automatically be released).

            (c) In addition to the foregoing, all Property shall be automatically released (subject to reinstatement upon the occurrence of a new Trigger Event) in accordance with the provisions of the last sentence of Section 7.10(b) of the Credit Agreement.

            (d) At any time that the Grantor desires that the Grantee take any action to give effect to any release of Property pursuant to the foregoing
Section 6.19(a), (b) or (c), it shall deliver to the Grantee a certificate signed by an authorized officer describing the Property to be released and certifying its entitlement to a release pursuant to the applicable provisions of Sections 6.19(a), (b) or (c) and in such case the Grantee, at the request and expense of the Grantor, will execute such documents (without recourse and without any representation or warranty) as required to duly release such Property. The Grantee shall have no liability whatsoever to any Secured Creditor as the result of any release of Property by it as permitted by (or which the Grantee in good faith believes to be permitted by) this Section 6.19. Upon any release of Property pursuant to
Section 6.19(a), (b) or (c), so long as no Noticed Event of Default is then in existence, none of the Secured Creditors shall have any continuing right or interest in such Property, or the proceeds thereof (subject to reinstatement rights upon the occurrence of a new Trigger Event in the case of a release pursuant to Section 6.19(c)(i)).

            6.20 Time of the Essence. Time is of the essence of this Deed to Secure Debt.

            6.21 The Grantee's Powers. Without affecting the liability of any other Person liable for the payment and performance of the Obligations and without affecting the security interest of this Deed to Secure Debt in any way, the Grantee (acting at the direction of the requisite holders of the relevant Obligations affected thereby) may, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate Lien, right, title or interest in or to the Property, (a) release any Persons liable for the Obligations, (b) extend the maturity of, increase or otherwise alter any of the terms of the Obligations, (c) modify the interest rate payable on the principal balance of the Obligations, (d) release or reconvey, or cause to be released or reconveyed, all or any portion of the Property, or (e) take or release any other or additional security for the Obligations.

            6.22 Rules of Usage. The following rules of usage shall apply to this Deed to Secure Debt unless otherwise required by the context:

            (a) Singular words shall connote the plural as well as the singular, and vice versa, as may be appropriate.

            (b) The words "herein", "hereof" and "hereunder" and words of similar import appearing in each such document shall be construed to refer to such document as a whole and not to any particular section, paragraph or other subpart thereof unless expressly so stated.

            (c) References to any Person shall include such Person and its successors and permitted assigns.

            (d) Each of the parties hereto and their counsel have reviewed and revised, or requested revisions to, such documents, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of such documents and any amendments or exhibits thereto.

            (e) Unless an express provision requires otherwise, each reference to "the Property" shall be deemed a reference to "the Property or any part thereof", and each reference to "Secured Property" shall be deemed a reference to "the Secured Property or any part thereof".

            6.23 No Off-Set. All sums payable by the Grantor shall be paid without counterclaim, other compulsory counterclaims, set-off, or deduction and without abatement, suspension, deferment, diminution or reduction, and the Obligations shall in no way be released, discharged or otherwise affected (except as expressly provided herein or in the Credit Agreement) by reason of: (i) any damage or any condemnation of the Property or any part thereof; (ii) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise; or (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Grantee or the Grantor, or any action taken with respect to this Deed to Secure Debt by any agent or receiver of the Grantee. The Grantor waives, to the extent permitted by law, all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Obligations.

            6.24 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS DEED TO SECURE DEBT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GRANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS PRENTICE-HALL CORPORATION SYSTEM, INC., WITH OFFICES ON THE DATE HEREOF AT 80 STATE STREET, ALBANY, NEW YORK 12207-2543 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE GRANTOR SHALL DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THIS DEED TO SECURE DEBT. THE GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GRANTOR AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 6.03 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

            (b) THE GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS DEED TO SECURE DEBT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS DEED TO SECURE DEBT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DEED TO SECURE DEBT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            6.25 Future Advances. This Deed to Secure Debt is given to secure the Grantor's obligations under, or in respect of, the Credit Documents, the Existing Senior Notes Documents and the Refinancing Senior Notes Documents to which the Grantor is "party" and shall secure not only obligations with respect to presently existing indebtedness under the foregoing documents and agreements but also any and all other indebtedness now owing or which may hereafter be owing by the Grantor or the Borrower, as the case may be, to the Secured Creditors, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement, whether such advances are obligatory or to be made at the option of the Lenders, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Deed to Secure Debt. The security interest of this Deed to Secure Debt shall be valid as to all indebtedness secured hereby, including future advances, from the tune of its filing for record in the recorder's office of the county in which the Property is located. This Deed to Secure Debt is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby, and Permitted Encumbrances. Although this Deed to Secure Debt is given wholly or partly to secure all future obligations which may be incurred hereunder and under the other Secured Debt Agreements, whether obligatory or optional, the Grantor and the Grantee hereby acknowledge and agree that the Grantee and the other Secured Creditors are obligated by the terms of the Secured Debt Agreements to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Secured Debt Agreements.

            6.26 Property not a Dwelling. The Grantor represents and warrants to the Grantee that no portion of the Property is used as a dwelling place by the Grantor at the time this Deed to Secure Debt is entered into, and, accordingly, the notice requirements of Official Code of Georgia Annotated Section 44-14-162.2 shall not be applicable to any exercise of the power of sale contained in this Deed to Secure Debt.

            6.27 Withdrawal or Discontinuance of Proceedings. In case the Grantee shall have proceeded to enforce any right, power or remedy under this Deed to Secure Debt by foreclosure, entry or otherwise or in the event the Grantee shall have commenced advertising the intended exercise of the right of foreclosure provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to the Grantee, then in every such case (a) the Grantor and the Grantee shall be restored to their former positions and rights; (b) all rights, powers and remedies of the Grantee shall continue as if no such proceeding had been taken; (c) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall and shall be deemed to be a continuing Event of Default; and (d) this Deed to Secure Debt, the Secured Debt Agreements, and Obligations secured by this Deed to Secure Debt, or any other instrument concerned therewith, shall not be and shall hot be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment, and the Grantor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

            6.28 Deed to Secure Debt Not a Mortgage. This Deed to Secure Debt is a deed to secure debt passing title to the Property pursuant to the laws of the State of Georgia governing loan or security deeds and is not a mortgage. The words "lien of this Deed to Secure Debt", "Lien of this Deed to Secure Debt" or words of similar import shall mean the security title and security interest granted in this Deed to Secure Debt

            6.29 Fees. Any reference in this Deed to Secure Debt to "reasonable attorney's fees" or other similar phraseology shall mean the actual and reasonable fees incurred at customary and reasonable hourly rates in the Property location, not pursuant to any statutory formula or percentage calculation.

            IN WITNESS WHEREOF, the Grantor has caused this Deed to Secure Debt to be duly executed and delivered under seal as of the day and year first above written.

Signed, sealed and delivered in the   R. J. REYNOLDS TOBACCO COMPANY, a
presence of:                          North Carolina corporation

[ILLEGIBLE]                           By: /s/ Lynn L. Lane
---------------------------------        ----------------------------------
Unofficial Witness [ILLEGIBLE]        Name: Lynn L. Lane
                                      Title: Senior Vice President and Treasurer

[ILLEGIBLE]
--------------------------------
Notary Public

          [NOTARIAL SEAL]

Commission Expiration Date:
         9/8/04

        LINDA BURKE
NOTARY PUBLIC  State of New York
       No. [ILLEGIBLE]
Certificate filed in New York County
Commission Expires September 8, 2004

                                                                       EXHIBIT A

                              DESCRIPTION OF LAND

All that tract of land tying and being in Land Lots 104, 105, 114, 115, 116 and 117 of the Seventh Land District of Bibb County, Georgia containing 204.29 acres, and shown on a plat prepared by Tamplin & Sherrill, Inc. on January 18, 1974, and revised on January 21, 1974, entitled "Property of Macon-Bibb County Industrial Authority", and more particularly described according to said plat as follows:

Beginning at an iron pin that marks the intersection of the southerly line of Riggins Mill road and the southeasterly line of Weaver Road and running thence right along the arc of a curve having a radius of 5961.77 feet a distance of
359.32 feet to an iron pin, said are being subtended by a chord that runs south 41 degrees 57 minutes 40 seconds east a distance of 359.26 feet to said iron pin; thence south 43 degrees 41 minutes 16 seconds east a distance of 223.07 feet to a concrete monument; thence south 43 degrees 41 minutes 16 seconds east a distance of 236.62 feet to a concrete monument; thence south 45 degrees 40 minutes 39 seconds east a distance of 52.86 feet to a concrete monument; thence south 46 degrees 58 minutes 04 seconds east a distance of 99.63 feet to a concrete monument; thence south 48 degrees 59 minutes 27 seconds east a distance of 99.93 feet to a concrete monument; thence south 53 degrees 01 minutes 02 seconds east a distance of 99.95 feet to a concrete monument; thence south 55 degrees 15 minutes 29 seconds east a distance of 100.03 feet to a concrete monument; thence south 57 degrees 43 minutes 15 seconds east a distance of 99.88 feet to a concrete monument; thence south 59 degrees 47 minutes 03 seconds east a distance of 99.91 feet to a concrete monument; thence south 61 degrees 42 minutes 03 seconds east a distance of 94.96 feet to a concrete monument; thence south 62 degrees 45 minutes 42 seconds east a distance of 104.88 feet to a concrete monument; thence south 63 degrees 56 minutes 01 seconds east a distance of 100.04 feet to a concrete monument; thence South 65 degrees 18 minutes east a distance of 63.23 feet to an iron pin thence south 21 degrees 24 minutes 49 seconds west a distance of 1844.44 feet to an iron pin; thence south 10 degrees 26 minutes 19 seconds west a distance of 161.67 feet to an iron pin; thence south 87 degrees 00 minutes west a distance of 203.73 feet to an iron pin; thence south 27 degrees 00 minutes west a distance of 129.94 feet to an iron pin; thence south 19 degrees 10 minutes 33 seconds west a distance of 549.24 feet to an iron pin; thence south 12 degrees 47 minutes 29 seconds west a distance of 218.84 feet to a concrete monument, thence north 28 degrees 32 minutes 26 seconds west a distance of 493.09 feet to a concrete monument; thence south 61 degrees 08 minutes 34 seconds west a distance of 985.30 feet to a concrete monument; thence south 61 degrees 08 minutes 34 seconds west a distance of 120.75 feet to an iron pin; thence south 31 degrees 20 minutes 51 seconds west a distance of 288.75 feet to an iron pin; thence right along the arc of a curve having a radius of 390.74 feet a distance of

203.92 feet to an iron pin, said are being subtended by a chord that runs south 46 degrees 17 minutes 53 seconds west a distance of 201.61 feet to said iron pin; thence south 61 degrees 14 minutes 55 seconds west a distance of 719.82 feet to an iron pin; thence north 28 degrees 45 minutes 05 seconds west a distance of 1314.06 feet to an iron pin; thence left along the are of a curve having a radius of 422.94 feet a distance of 210.80 feet to an iron pin, said are being subtended by a chord that runs north 43 degrees 01 minutes 46 seconds west a distance of 208.62 feet to an iron pin; thence along the southerly line of relocated Weaver road north 32 degrees 41 minutes 32 seconds east a distance of 1510.77 feet to an iron pin; thence right along the are of a curve having a radius of 1096.28 feet a distance of 606.42 feet to an iron pin, said are being subtended by a chord that runs north 48 degrees 32 minutes 21 seconds east a distance of 598.72 feet to said iron pin; thence north 64 degrees 23 minutes 10 seconds east a distance of 598.26 feet to an iron pin; thence left along the are of a curve having a radius of 1196-28 feet a distance of 868.22 feet to an iron pin; said are being subtended by a chord that runs north 43 degrees 35 minutes 40 seconds east a distance of 849.29 feet to an iron pin; thence north 22 degrees 48 minutes 10 seconds east a distance of 331.86 feet to an iron pin; thence left along the are of a curve having a radius of 3289.81 feet a distance of 598.42 feet to an iron pin that marks the point of beginning, said are being subtended by a chord that runs north 17 degrees 35 minutes 30 seconds east a distance of 597.59 feet to said iron pin that marks the point of beginning.

ALSO all that tract or parcel of land lying and being in Land Lot 117 of the 7th Land District of Bibb County, Georgia and being known and designated as Parcel "1A", containing .0229 acre, according to a plat prepared by Robert E. Fountain, registered land surveyor, dated June 10, 1981 and recorded in Plat Book 63, Page 92, Clerk's Office, Bibb Superior Court, said plat being incorporated herein and made a part hereof by this reference thereto.

Also included herein are those certain easement rights contained in an easement from E. I Du Pont DC Nemours and Company to Brown & Williamson Tobacco Corporation dated October 15, 1974 and recorded in Deed Book 1222, Page 246, Clerk's Office, Bibb Superior Court.

EXCEPTED from the above described property is that portion thereof conveyed to Bibb County, Georgia for right of way purposes by deed dated September 3, 1981 and recorded in Deed Book 1415, Page 84, Clerk's Office, Bibb Superior Court.

                                                                      SCHEDULE 1

                             CREDIT AGREEMENT LOANS

The Credit Document Obligations secured by this Deed to Secure Debt are evidenced by the Credit Agreement (including the Grantor's obligations under the Subsidiary Guaranty), which provides that the Grantor is obligated for the payment and performance of, without limitation, the following: (i) Revolving Loans in the original aggregate principal amount of up to $486,250,000 and having final maturity dates no later than February 13, 2006 (or, if the Existing Senior Notes due on May 15, 2006 have been refinanced in full with the proceeds of a new issuance or issuances of Refinancing Senior Notes in an aggregate principal amount equal to at least the aggregate principal amount of such Existing Senior Notes so refinanced on or prior to February 13, 2006, January 30, 2007), as such date may be extended for such Lender pursuant to Section 1.13 of the Credit Agreement (the "Revolving Loan Maturity Date"); (ii) Swingline Loans in the original aggregate principal amount of up to $ 60,000,000, and having a final maturity date no later than five business days prior to the Revolving Loan Maturity Date. The Parent and/or one or more of its Subsidiaries may enter into Interest Rate Protection Agreements and Other Hedging Agreements (together with the Existing Interest Rate Swap Agreement), and the Borrower may also request Letters of Credit in accordance Section 2 of the Credit Agreement.

                                       ii